UNITES STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2005

Medtronic, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota (State or other jurisdiction of incorporation)	1-7707 (Commission File Number)	41-0793183 (IRS Employer Identification No.)

710 Medtronic Parkway Minneapolis, Minnesota	55432
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (763) 514-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Press Release

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b) On January 28, 2005, Medtronic, Inc. (the “Company”) issued a press release announcing that Robert L. Ryan, will be retiring as Chief Financial Officer on April 29 2005, the end of the Company’s fiscal year. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     (c) The Company also announced in its January 28, 2005 press release that Gary L. Ellis (age 48) would succeed Robert L. Ryan. Since 1999 Mr. Ellis has served as the Company’s Vice President, Corporate Controller and Treasurer. Prior to being appointed Treasurer in 1999, Mr. Ellis served as Vice President and Corporate Controller. From 1989 until 1994, Mr. Ellis held other finance and accounting positions at the Company.

     Since the beginning of the Company’s last fiscal year, there has not been, and there is currently no proposal for, any transaction between the Company and Mr. Ellis of the sort required to be disclosed by Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

Exhibits:

Exhibit 99.1	Press release dated January 28, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC, INC.
	By	/s/ Terrance L. Carlson

Date: February 1, 2005		Terrance L. Carlson
Senior Vice President, General Counsel
and Corporate Secretary